BYLAWS OF

                                  ZAPWORLD.COM



                                TABLE OF CONTENTS

ARTICLE I             DEFINITIONS..............................................1
         1.1  Articles of Incorporation........................................1
         1.2  Board............................................................1
         1.3  Code.............................................................1
         1.4  Corporation......................................................1
         1.5  Plurals, Gender..................................................1
ARTICLE II            CORPORATE OFFICES........................................1
         2.1  Principal Office.................................................1
         2.2  Other Offices....................................................1
ARTICLE III            MEETINGS OF SHAREHOLDERS................................1
         3.1  Place of Meetings................................................1
         3.2  Annual Meeting...................................................1
         3.3  Special Meetings.................................................2
         3.4   Notice of Shareholders' Meetings................................2
         3.5  Manner of Giving Notice, Affidavit of Notice.....................2
         3.6  Quorum...........................................................3
         3.7  Adjourned Meeting, Notice........................................3
         3.8  Voting...........................................................3
         3.9  Validation of Meetings, Waiver of Notice: Consent................4
         3.10  Shareholder Action by Written Consent Without a Meeting.........4
         3.11  Record Date for Shareholder Notice, Voting and Consents.........5
         3.12   Proxies........................................................5
         3.13   Inspectors of Election.........................................6
         3.14  Conduct of Meeting..............................................6
         ARTICLE IV          DIRECTORS.........................................6
         4.1  Powers...........................................................6
         4.2  Number of Directors..............................................6
         4.3  Election and Term of Office of Directors.........................6
         4.4  Removal..........................................................7
         4.5  Resignation and Vacancies........................................7
         4.6  Place of Meetings, Meetings by Telephone.........................7
         4.7  Regular Meetings.................................................8
         4.8  Special Meetings, Notice.........................................8
         4.9  Quorum...........................................................8
         4.10  Waiver of Notice................................................8
         4.11  Adjournment.....................................................8
         4.12   Board Action by Written Consent Without a Meeting..............8
         4.13  Fees and Compensation of Directors..............................9
ARTICLE V             COMMITTEES...............................................9
         5.1  Committees of Directors..........................................9


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         5.2  Meetings and Action of Committees................................9
ARTICLE VI            OFFICERS................................................10
         6.1  Officers........................................................10
         6.2  Appointment of Officers.........................................10
         6.3  Subordinate Officers............................................10
         6.4  Removal and Resignation of Officers.............................10
         6.5  Vacancies in Offices............................................10
         6.6  Chairman of the Board...........................................10
         6.7  President.......................................................10
         6.8  Vice Presidents.................................................11
         6.9  Secretary.......................................................11
         6.10  Chief Financial Officer........................................11
ARTICLE VII             INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES,
                        AND OTHER AGENTS...................... ...............11
         7.1  General.........................................................12
         7.2  Payment of Expenses in Advance..................................12
         7.3  Indemnification of Heirs, Etc...................................12
         7.4  Insurance.......................................................12
         7.5  Conflicts.......................................................12
         7.6  Indemnity Not Exclusive -- Agreements...........................13
ARTICLE VIII           RECORDS AND REPORTS....................................13
         8.1  Maintenance and Inspection of Share Register....................13
         8.2  Maintenance and Inspection of Bylaws............................14
         8.3  Maintenance and Inspection of Other Corporate Records...........14
         8.4  Inspection by Directors.........................................14
         8.5  Annual Report to Shareholders; Waiver...........................14
         8.6  Financial Statements............................................14
         8.7  Representation of Shares of Other Corporations..................15
ARTICLE IX             GENERAL MATTERS........................................15
         9.1  Record Date for Purposes Other than Notice and Voting...........15
         9.2  Checks, Drafts, Evidences of Indebtedness.......................15
         9.3  Corporate Contracts and Instruments, How Executed...............15
         9.4  Certificates for Shares.........................................16
         9.5  Lost Certificates...............................................16
ARTICLE X              AMENDMENTS.............................................16
         10.1  Amendment by Shareholders......................................16
         10.2  Amendment by Directors.........................................16
         10.3  Record of Amendments...........................................16



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                                     BYLAWS

                                       OF

                                  ZAPWORLD.COM


                                    ARTICLE I

                                   DEFINITIONS


         1.1 Articles of Incorporation. "Articles of Incorporation" shall refer to the Articles of Incorporation of the corporation, including all amendments thereto and Certificates of Determination with respect to any shares of the corporation.

         1.2 Board. "Board of Directors" and "Board" shall mean the Board of Directors of the corporation.

         1.3 Code. "Code" shall mean the California Corporations Code, including all amendments thereto.

         1.4 Corporation. "Corporation" shall refer to ZAPWORLD.COM.

         1.5 Plurals, Gender. Unless the context requires otherwise, the singular number includes the plural. All personal pronouns and references to gender shall also include persons of the opposite sex.

                                   ARTICLE II
                                CORPORATE OFFICES


         2.1 Principal Office. The principal executive office of the corporation shall be located at such address as the Board of Directors may from time to time determine.

         2.2 Other Offices. The Board of Directors may at any time establish branch or subordinate offices at any place or places.


                                   ARTICLE III
                            MEETINGS OF SHAREHOLDERS


         3.1 Place of Meetings. Meetings of shareholders shall be held at any place designated by the Board of Directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation or at any place consented to in writing by all persons entitled to vote at such meeting, given before or after the meeting and filed with the Secretary of the corporation.

         3.2 Annual Meeting. An annual meeting of shareholders shall be held each year on a date and at a time designated by the Board of Directors. Directors shall be elected and any other proper business may be transacted at the annual meeting of shareholders.


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
         3.3 Special Meetings. Special meetings of the shareholders may be called at any time, subject to the provisions of Sections 3.4 and 3.5 of these Bylaws, by the Board of Directors, the Chairman of the Board, the President or the holders of shares entitled to cast not less than ten percent (10%) of the votes at that meeting.

         If a special meeting is called by anyone other than the Board of Directors or the President or the Chairman of the Board, then the request shall be in writing, specifying the date and time of such meeting and the nature of the business proposed to be transacted, and shall be delivered personally or sent by registered or certified mail to the Chairman of the Board, the President, any Vice President or the Secretary of the corporation. The date of the meeting shall not be less than thirty-five (35) nor more than sixty (60) days after the officer has received the request from the person or persons calling the meeting. If the officer who received the request does not cause a notice of the meeting to be given to the shareholders within twenty (20) days after his or her receipt of that request, then the person or persons requesting the meeting may give the notice of the meeting to the shareholders.

         3.4 Notice of Shareholders' Meetings. Notice of a shareholders' meeting shall be sent to each shareholder entitled to vote at that meeting. Notice shall be given in accordance with Section 3.5 of these Bylaws not less than ten (10) (or, if sent by third-class mail pursuant to Section 3.5 of these Bylaws, not less than thirty (30)) nor more than sixty (60) days before the date of the meeting. The notice shall state the place, date, and hour of the meeting. In the case of a special meeting, the notice shall state the general nature of the business to be transacted and no business other than that specified in the notice may be acted upon. In the case of the annual meeting, the notice shall set forth those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the shareholders, but, subject to the provisions of the next paragraph of this Section 3.4, any proper matter may be presented at the meeting for shareholder action. The notice of any meeting at which Directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the Board for election.

         If action is proposed to be taken at any annual meeting for approval of
(i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Code, (ii) an amendment of the Articles of Incorporation, pursuant to Section 902 of the Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of the Code, (iv) a voluntary dissolution of the corporation, pursuant to Section 1900 of the Code, or (v) a distribution in dissolution other than in accordance with the rights of any outstanding preferred shares, pursuant to Section 2007 of the Code, then the notice shall also state the general nature of that proposal.

         3.5 Manner of Giving Notice, Affidavit of Notice. Notice of a shareholders' meeting shall be given either personally or by first-class mail. If the corporation has outstanding shares held of record by five hundred (500) or more persons on the record date for the shareholders' meeting, notice may be sent by third-class mail. The notice shall be sent to the shareholder at the address of the shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears or is given, notice may be given to the shareholder at the corporation's principal executive office or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail.

         An affidavit of mailing of any notice or report in accordance with the provisions of this Section 3.5, executed by the Secretary, Assistant Secretary or any transfer agent, shall be prima facie evidence of the giving of the notice or report.



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

         3.6 Quorum. Unless otherwise provided in the Articles of Incorporation, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. The shareholders present at a duly called and held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

         In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented at that meeting, either in person or by proxy, but no other business may be transacted, except as provided in the last sentence of the preceding paragraph.

         3.7 Adjourned Meeting, Notice. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy.

         When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if its time and place are announced at the meeting at which the adjournment is taken. However, if the adjournment is for more than forty-five
(45) days from the date set for the original meeting or if a new record date for the adjourned meeting is fixed, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3.4 and 3.5 of these Bylaws. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

         3.8 Voting. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section
3.11 of these Bylaws, subject to the provisions of Sections 702 through 704 of the Code (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership).

         Elections for directors and voting on any other matter at a shareholders' meeting need not be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins.

         Except as provided in the last paragraph of this Section 3.8, or as may be otherwise provided in the Articles of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of the shareholders. Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or may vote them against the proposal other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares which the shareholder is entitled to vote.

         The affirmative vote of the majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Code or by the Articles of Incorporation.

         At a shareholders' meeting at which directors are to be elected, a shareholder shall be entitled to cumulate votes either (i) by giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder's shares are normally entitled or (ii) by distributing the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit. A shareholder may cumulate votes for a candidate if the candidate or candidates' names have been placed


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

in nomination prior to the voting and the shareholder has given notice prior to the voting of his intention to cumulate his votes. If any one shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination. The candidates receiving the highest number of affirmative votes up to the number of directors to be elected shall be elected. Votes against any candidate and votes withheld shall have no legal effect.

         3.9 Validation of Meetings, Waiver of Notice: Consent. The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, are as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. Neither the business to be transacted at nor the purpose of any annual or special meeting of shareholders need be specified in any written waiver of notice or consent to the holding of the meeting or approval of the minutes thereof, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section
3.4 of these Bylaws, the waiver of notice or consent or approval shall state the general nature of the proposal. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Attendance of a person at a meeting shall constitute a waiver of notice of and presence at that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the Code to be included in the notice of the meeting but not so included, if that objection is expressly made at the meeting.

         3.10 Shareholder Action by Written Consent Without a Meeting. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

         Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors. However, a director may be elected at any time to fill any vacancy on the Board of Directors by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors, provided that the vacancy was not created by removal of a director and that the vacancy has not been filled by the directors.

         All shareholder consents shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxy holders, or a transferee of the shares, or a personal representative of the shareholder, or their respective proxy holders, may revoke the consent by a writing received by the Secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

         If the consents of all shareholders entitled to vote have not been solicited in writing, the Secretary shall give prompt notice of any corporate action approved by the shareholders to those shareholders entitled to vote who have not consented in writing. In the case of approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Code, (ii) indemnification of a corporate "agent," pursuant to Section 317 of the Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of the Code, and (iv) a distribution in dissolution other than in accordance with the rights of outstanding



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

preferred shares, pursuant to Section 2007 of the Code, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval, unless the consents of all shareholders entitled to vote have been solicited in writing.

         3.11 Record Date for Shareholder Notice, Voting and Consents. The Board of Directors may fix in advance a record date of shareholders entitled to vote at a meeting or to consent to an action without a meeting. The record date shall not be more than sixty (60) days nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days before any other action. Shareholders at the close of business on the record date are entitled to notice and to vote, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Articles of Incorporation or the Code.

         A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting. If the Board of Directors does not so fix a record date:

         (a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

         (b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the Board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action by the Board has been taken, shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth
         (60th) day prior to the date of such other action, whichever is later.

         The record date for any other purpose shall be as provided in Section
9.1 of these Bylaws.

         3.12 Proxies. Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the corporation. A proxy shall be deemed signed if the shareholder's name or other authorization is placed on the proxy (whether by manual signature, typewriting, telegraphic or electronic transmission or otherwise) by the shareholder or the shareholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) the person who executed the proxy revokes it prior to the time of voting by delivering a writing to the corporation stating that the proxy is revoked or by executing a subsequent proxy and presenting it to the meeting or by attendance at such meeting and voting in person, or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless otherwise provided in the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

         3.13 Inspectors of Election. In advance of any meeting of shareholders, the Board of Directors may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed or designated or if any persons so appointed fail to appear or refuse to act, then the Chairman


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

of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election (or persons to replace those who so fail to appear) at the meeting. The number of inspectors shall be either one (1) or three (3). If appointed at a meeting on the request of one (1) or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one (1) or three (3) inspectors are to be appointed.

         The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

         3.14 Conduct of Meeting. The Chairman of the Board or, in the absence of the Chairman of the Board, the President shall preside over meetings of the shareholders. The person presiding over the meeting shall conduct the meeting in a business-like and fair manner in accordance with such rules and procedures as that person deems appropriate. The presiding officer's rulings on procedural matters shall be conclusive and binding on all shareholders, unless at the time of ruling a request for a vote is made to the shareholders holding shares entitled to vote and which are represented in person or by proxy at the meeting, in which case the decision of a majority of such shares shall be conclusive and binding on all shareholders with respect to that procedural matter.


                                   ARTICLE IV
                                    DIRECTORS


         4.1 Powers. Subject to the provisions of the Code and any limitations in the Articles of Incorporation and these Bylaws relating to actions requiring shareholder approval, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

         4.2 Number of Directors. The number of directors shall be no less than five (5) nor greater than nine (9), with the exact number of directors within this range being determined by the Board of Directors or the shareholders. The exact number of directors shall be seven (7) until this number is changed, within the limits specified in the previous sentence, by the Board of Directors or the shareholders. The maximum and minimum number of directors set forth in the first sentence of this Section 4.2 may only be changed by an amendment to the Articles of Incorporation or by an amendment to this Bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. An amendment reducing the fixed number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of an action by written consent, are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote thereon. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

         4.3 Election and Term of Office of Directors. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified, except in the case of the death, resignation, or removal of such a director.



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

         4.4 Removal. The entire Board of Directors or any individual director may be removed from office without cause by the affirmative vote of a majority of the outstanding shares entitled to vote on such removal; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against that director's removal, or not consenting in writing to his removal, would be sufficient to elect that director if voted cumulatively at an election at which the same total number of votes cast were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of that director's most recent election were then being elected.

         4.5 Resignation and Vacancies. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

         Vacancies on the Board of Directors may be filled by a majority of the remaining directors, or if the number of directors then in office is less than a quorum, by (i) unanimous written consent of the directors then in office, (ii) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice, or (iii) a sole remaining director; however, a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting of shareholders at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum), or by the unanimous written consent of all shares entitled to vote thereon. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified, or until his or her death, resignation or removal.

         A vacancy or vacancies in the Board of Directors shall be deemed to exist (i) in the event of the death, resignation or removal of any director,
(ii) if the Board of Directors by resolution removes a director who has been declared of unsound mind by an order of court or convicted of a felony, (iii) if the authorized number of directors is increased, or (iv) if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be elected at that meeting.

         The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent, other than to fill a vacancy created by removal, shall require the consent of the holders of a majority of the outstanding shares entitled to vote thereon. A director may not be elected by written consent to fill a vacancy created by removal except by unanimous consent of all shares entitled to vote for the election of directors.

         4.6 Place of Meetings, Meetings by Telephone. Regular meetings of the Board of Directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the Board may be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.

         Members of the Board may participate in a meeting through the use of conference telephone or similar communications equipment, so long as all directors participating in such meeting can hear one another. Participation in a meeting pursuant to this paragraph constitutes presence in person at that meeting.



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

         4.7 Regular Meetings. Regular meetings of the Board of Directors may be held without notice if the time and place of the meetings are fixed by the Board of Directors.

         4.8 Special Meetings, Notice. Subject to the provisions of the following paragraph, special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the President, any Vice President, the Secretary or any two (2) directors.

         Notice of the time and place of special meetings shall be delivered personally, by telephone (including by means of a voice messaging system designed to record and communicate messages), telegraph, facsimile, electronic mail or by first-class mail, postage prepaid. All notices (unless delivered in person) shall be addressed to each director at that director's address and/or facsimile number or electronic mail address as shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered by any other permissible means, it shall be delivered at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director whom the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting.

         4.9 Quorum. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 4.11 of these Bylaws. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors, subject to the provisions of
Section 310 of the Code (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of the Code (as to appointment of committees) and Section 317(e) of the Code (as to indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

         4.10 Waiver of Notice. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors.

         4.11 Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of an adjournment to another time and place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

         4.12 Board Action by Written Consent Without a Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board individually or collectively consent in writing to that action. The written consent or consents shall be filed with the minutes of the proceedings of the Board. Actions by written consent shall have the same force and effect as a unanimous vote of the Board of Directors.

         4.13 Fees and Compensation of Directors. Directors and members of committees may receive such compensation, if any, for their services and reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors. This Section 4.13 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.


                                    ARTICLE V
                                   COMMITTEES


         5.1 Committees of Directors. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two (2) or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any committee shall have authority to act in the manner and to the extent provided in the resolution of the Board and may have all the authority of the Board, except with respect to:

         (a) The approval of any action which, under the Code, also requires shareholders' approval or approval of the outstanding shares.

         (b) The filling of vacancies on the Board of Directors or in any committee.

         (c) The fixing of compensation of the directors for serving on the Board or on any committee.

         (d) The amendment or repeal of these Bylaws or the adoption of new Bylaws.

         (e) The amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable.

         (f) A distribution to the shareholders of the corporation, except at a rate, in a periodic amount or within a price range set forth in the Articles of Incorporation or determined by the Board of Directors.

         (g) The appointment of any other committees of the Board of Directors or the members thereof.

         5.2 Meetings and Action of Committees. Meetings and actions of committees shall be governed by, and held and taken in accordance with the provisions of Section 4.6 (place of meetings), Section 4.7 (regular meetings),
Section 4.8 (special meetings and notice), Section 4.9 (quorum), Section 4.10 (waiver of notice), Section 4.11 (adjournment), and Section 4.12 (action without meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

                                   ARTICLE VI
                                    OFFICERS


         6.1 Officers. The officers of the corporation shall be a President, a Secretary, and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, a Chief Executive Officer, a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries and such other officers as may be appointed in accordance with the provisions of Section 6.3 of these Bylaws. Any number of offices may be held by the same person.

         6.2 Appointment of Officers. The officers of the corporation, except those officers that may be appointed in accordance with the provisions of
Section 6.3 or Section 6.5 of these Bylaws, shall be chosen by the Board and serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

         6.3 Subordinate Officers. The Board of Directors may appoint, or may empower the Chairman of the Board or the President to appoint, other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

         6.4 Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, all officers serve at the pleasure of the Board of Directors and any officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting of the Board or, except in case of an officer appointed by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

         Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

         6.5 Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

         6.6 Chairman of the Board. The Chairman of the Board, if one is appointed, shall preside at meetings of the Board of Directors and shareholders and exercise and perform other powers and duties as may from time to time be assigned to the Chairman of the Board by the Board of Directors or as may be prescribed by these Bylaws. If there is no President, then the Chairman of the Board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 6.7 of these Bylaws.

         6.7 President and Chief Executive Officer. Subject to those supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, the President and the Chief Executive Officer of the corporation may be the same officer or different officers as the Board dictates. The President and/ or the Chief Executive Officer (or the person holding title to both positions) shall, as respectively assigned by the Board, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the corporation. In the absence of the Chairman of the Board, the President shall preside at meetings of the Board of Directors and shareholders. The President shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

         6.8 Vice Presidents. In the absence of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have other powers and perform other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, the President or the Chairman of the Board.

         6.9 Secretary. The Secretary shall keep or cause to be kept, at the principal executive office of the corporation or other place as the Board of Directors may direct, a book of minutes of all meetings and actions of Directors, committees of directors and shareholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

         The Secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

         The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required to be given by law or by these Bylaws. The Secretary shall keep the seal of the corporation, if one is adopted, in safe custody and shall have other powers and perform other duties as may be prescribed by the Board of Directors or by these Bylaws.

         6.10 Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

         The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the corporation with depositaries as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

                                   ARTICLE VII
               INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES,
                                AND OTHER AGENTS


         7.1 General. The corporation shall have the power to indemnify each of its directors, employees, officers, and agents (for the purposes of Article VII, hereinafter defined as "agents") against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an agent of the corporation. The corporation shall indemnify its agents in all circumstances in which it is required to do so under Section 317(d) of the Code. In cases in which indemnification is permissible under
Section 317 of the Code but is not mandatory, an agent shall be indemnified only if the agent has met the applicable standard of conduct set forth in Section 317 of the Code as determined by any of the following:

         (a) A majority vote of a quorum consisting of directors who are not parties to the proceeding in connection with which indemnification is being sought;

         (b) If such a quorum of directors is not obtainable, independent legal counsel in a written opinion;

         (c) The shareholders in accordance with Section 153 of the Code, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

         (d)      The court in which the proceeding is or was pending.

         For the purposes of this Article VII, "agent" of the corporation includes any person (i) who is or was a director, employee, officer, or agent of the corporation, (ii) who is or was serving at the request of the corporation as a director, employee, officer, or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director, employee, officer, or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

         7.2 Payment of Expenses in Advance. Expenses and attorneys' fees incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Section 7.1, or if otherwise authorized by the Board of Directors, shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article VII.

         7.3 Indemnification of Heirs, Etc.. The rights to indemnity hereunder shall continue as to a person who has ceased to be an agent and shall inure to the benefit of the heirs, executors, and administrators of that person.

         7.4 Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was an agent of the corporation against any liability asserted against or incurred by that person in his capacity or arising out of that person's status as an agent of the corporation, whether or not the corporation would have the power to indemnify that person against liability under the provisions of this Article VII.

         7.5 Conflicts. No indemnification or advance shall be made under this
Article VII, except where the indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

         (a) That it would be inconsistent with a provision of the Articles of Incorporation, these Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

         (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

         7.6 Indemnity Not Exclusive -- Agreements. The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of shareholders or directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The Board of Directors is authorized to enter into a contract with any agent of the corporation, or any person who is or was serving at the request of the corporation as an agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, or any person who was an agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation, providing for indemnification rights equivalent to or, if the Board of Directors so determines and to the extent permitted by applicable law, in excess of those provided for in this Article VII or in Section 317 of the Code.

                                  ARTICLE VIII
                               RECORDS AND REPORTS


         8.1 Maintenance and Inspection of Share Register. The corporation shall keep either at its principal executive office or at the office of its transfer agent or registrar (if either is appointed), as determined by resolution of the Board of Directors, a record of its shareholders listing the names and addresses of all shareholders and the number and class of shares held by each shareholder.

         A shareholder or shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation, or a shareholder or shareholders holding at least one percent (1%) of such voting shares who have filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors, shall have an absolute right to do either or both of the following (i) inspect and copy the record of shareholders' names, addresses, and shareholdings during usual business hours upon five (5) days' prior written demand upon the corporation, or (ii) obtain from the transfer agent for the corporation, upon written demand and upon the tender of such transfer agent's usual charges for such list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders' names and addresses who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five (5) business days after the demand is received or the date specified therein as the date as of which the list is to be compiled.

         The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to the holder's interests as a shareholder or holder of a voting trust certificate.

         Any inspection and copying under this Section 8.1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

         8.2 Maintenance and Inspection of Bylaws. The corporation shall keep at its principal executive office the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

         8.3 Maintenance and Inspection of Other Corporate Records. The accounting books and records and the minutes of proceedings of the shareholders and the Board of Directors, and committees of the Board of Directors shall be kept at a place or places as are designated by the Board of Directors or, in absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to that holder's interests as a shareholder or as the holder of a voting trust certificate. Inspection by a shareholder or holder of a voting trust certificate may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts. Rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

         8.4 Inspection by Directors. Every director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the corporation and each of its subsidiary corporations, domestic or foreign. Inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts.

         8.5 Annual Report to Shareholders; Waiver. The Board of Directors shall cause an annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal year adopted by the corporation. The annual report shall be sent to the shareholders at least fifteen (15) (or, if sent by third-class mail, thirty-five (35)) days prior to the annual meeting of shareholders to be held during the next fiscal year and in the manner specified in Section 3.5 of these Bylaws for giving notice to shareholders of the corporation.

         The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of cash flows for the fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that the statements were prepared without audit from the books and records of the corporation.

         The foregoing requirement of an annual report shall be waived so long as the shares of the corporation are held by fewer than one hundred (100) holders of record.

         8.6 Financial Statements. If no annual report for the fiscal year has been sent to shareholders, then the corporation shall, upon the written request of any shareholder made more than one hundred twenty (120) days after the close of such fiscal year, deliver or mail to the person making the request, within thirty (30) days thereafter, a copy of a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year.

         A shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of the corporation may make a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than thirty
(30) days prior to the date of the request and a balance sheet of the corporation as of the end of that period. The statements shall be delivered or mailed to the person making the request within thirty (30) days thereafter. A copy of the statements shall be kept on file in the principal office of the corporation for twelve (12) months and it shall be exhibited at all reasonable times to any shareholder demanding an examination of the statements or a copy shall be mailed to the shareholder. If the corporation has not sent to the shareholders its annual report for the last fiscal year, the statements referred to in the first paragraph of this Section 8.6 shall likewise be delivered or mailed to the shareholder or shareholders within thirty (30) days after the request.

         The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

         8.7 Representation of Shares of Other Corporations. The Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Secretary or Assistant Secretary of this corporation, or any other person authorized by the Board of Directors or the President or a Vice President, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation standing in the name of this corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by a person having that authority.

                                   ARTICLE IX
                                 GENERAL MATTERS

         9.1 Record Date for Purposes Other than Notice and Voting. For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than with respect to notice or voting at a shareholders meeting or action by shareholders by written consent without a meeting), the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days prior to any such action. Only shareholders of record at the close of business on the record date are entitled to receive the dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Articles of Incorporation or the Code.

         If the Board of Directors does not so fix a record date, then the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto or the sixtieth (60th) day prior to the date of that action, whichever is later.

         9.2 Checks, Drafts, Evidences of Indebtedness. From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

         9.3 Corporate Contracts and Instruments, How Executed. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. This authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         9.4 Certificates for Shares. A certificate or certificates for shares of the corporation shall be issued to each shareholder when any of such shares are fully paid. The Board of Directors may authorize the issuance of certificates for shares partly paid provided that these certificates shall state the total amount of the consideration to be paid for them and the amount actually paid. All certificates shall be signed in the name of the corporation by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or the Chief Executive Officer and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be by facsimile.

         In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

         9.5 Lost Certificates. Except as provided in this Section 9.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation or its transfer agent or registrar and canceled at the same time. The Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed (as evidenced by a written affidavit or affirmation of such fact), authorize the issuance of replacement certificates on such terms and conditions as the Board may require. The Board may require indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

                                    ARTICLE X
                                   AMENDMENTS


         10.1 Amendment by Shareholders. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation of the corporation set forth the number of authorized Directors of the corporation, then the authorized number of Directors may be changed only by an amendment of the Articles of Incorporation.

         10.2 Amendment by Directors. Subject to the limitations set forth in Sections 204(a)(5) and 212 of the California Corporations Code, these Bylaws may be adopted, amended or repealed by the Board of Directors, except that no amendment to the Bylaws which changes the authorized number of directors (other than to fix the authorized number of directors within the minimum and maximum number specified in these Bylaws) shall be effective without the approval of that amendment by a majority of the outstanding shares entitled to vote.

         10.3 Record of Amendments. Whenever an amendment or new Bylaw is adopted, it shall be copied in the book of minutes with the original Bylaws. If any Bylaw is repealed, the fact of repeal, with the date of the meeting at which the repeal was enacted or written consent was filed, shall be stated in said book.

                  SECRETARY'S CERTIFICATE OF ADOPTION OF BYLAWS

                                       OF

                                  ZAPWORLD.COM


I, the undersigned, do hereby certify that:

         1. I am the duly elected and acting Secretary of ZAPWORLD.COM, a California corporation.

         2. The foregoing document, consisting of 17 pages, contains the Bylaws of that corporation as duly adopted by the Board of Directors and shareholders of that corporation on June 24th, 2000.


IN WITNESS WHEREOF, I have hereunto subscribed my name this 24th day of June, 2000.


                                                          /s/ Signature
                                                  By: